#BAYC7359

# BORED APE #7359 (NFT)

THIS INITIAL OFFERING IS COMING SOON!



## CURRENT VALUE: $190,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

# #BAYC7359

## BORED APE #7359 (NFT)

C.O.A. | SPECS

### FINANCIALS

| | |
|---|---|
| Initial Offering Share Price | $10.00 |
| Number of Shares | 19,000 |
| Initial Offering Market Cap. | $190,000 |
| Storage Location | Rally Metamask Wallet |

## ASSET SPECIFICATIONS

| | |
|---|---|
| Creator | Yuga Labs |
| NFT | Bored Ape Yacht Club |
| Number | 7359 |
| Property | Space Suit (Clothes) |
| Property Rarity | 1% Have This Trait |
| Property | Police Motorcycle Helmet (Hat) |
| Property Rarity | 1% Have This Trait |
| Property | Red (Fur) |
| Property Rarity | 5% Have This Trait |
| Property | Sleepy (Eyes) |
| Property Rarity | 8% Have This Trait |

| | |
|---|---|
| Property | Aquamarine (Background) |
| Property Rarity | 13% Have This Trait |
| Property | Bored (Mouth) |
| Property Rarity | 23% Have This Trait |
| Proof of Ownership | Ethereum Blockchain |

**#7359**

8



# DESCRIPTION OF SERIES BORED APE YACHT CLUB 7359

## Investment Overview

- Upon completion of the Series #BAYC7359 Offering, Series #BAYC7359 will purchase a Number 7359 Bored Ape Yacht Club NFT with Space Suit for Series #BAYC7359 (The "Series Bored Ape Yacht Club 7359" or the "Underlying Asset" with respect to Series #BAYC7359, as applicable), the specifications of which are set forth below.
- Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.
- The Bored Ape Yacht Club (commonly abbreviated as BAYC) is a collection of 10,000 "Bored Ape" NFTs created by Yuga Labs. Each Ape is unique and grants its owner entrance to the Yacht Club and associated membership benefits.
- The Underlying Asset is a Number 7359 Bored Ape Yacht Club NFT with Space Suit.

## Asset Description

*Overview & Authentication*

- According to the BAYC website, each Ape is unique and "programmatically generated from over 170 possible traits, including expression headwear, clothing, and more."
- The BAYC project was launched on April 30th, 2021. Originally, Apes were offered at a price of around $200. About a day after launch, all of the 10,000 Apes had sold out.
- The founders of the BAYC project have explained that their intention is for the NFTs to foster community and act as a "digital identity."
- BAYC was one of the first NFT projects to allow individual buyers the commercial rights to their NFTs, according to The New Yorker. "... each member is allowed to brand his own projects or products and sell them independently."
- Members of the BAYC were offered an NFT dog (a collection called the Bored Ape Kennel Club).
- The Mutant Ape Yacht Club is "a collection of up to 20,000 Mutant Apes that can only be created by exposing an existing Bored Ape to a vial of MUTANT SERUM or by minting a Mutant Ape in the public sale."
- On September 9th, 2021, two lots of BAYC NFTs sold at Sotheby's. The first lot contained 101 Apes and sold for $24,393,000. The second lot contained 101 Bored Ape Kennel Club NFTs and sold for $1,835,000.
- According to Yahoo: "Alongside CryptoPunks, BAYC has established itself as a premium "blue-chip" NFT collection and has attracted the likes of NBA players Steph Curry and Kevin Durant alongside popular social media personality and artist KSI into becoming holders of the now coveted collection."
- On August 20th, 2021, Arizona Iced Tea announced a collaboration with BAYC in the form of an "Arizona Aped" NFT comic.
- As of September 28th, 2021, Bored Ape Yacht is the 5th ranked of the top NFTs on OpenSea over the previous 30 days, ranked by volume, floor price, and other statistics.
- The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

*Notable Features*

- The Underlying Asset is Bored Ape #7359.
- The Underlying Asset has the following six properties: Space Suit, Police Motorcycle Helmet, Red Fur, Sleepy Eyes, Aquamarine Background, and Bored Mouth.
- The Underlying Asset was minted on May 1, 2021.
- The Underlying Asset was sold on August 3, 2021, for 14 Ethereum. On September 28, 2021, the Underlying Asset was sold for 58.88 Ethereum.

*Notable Defects*

- The Underlying Asset is consistent with the description provided by The Bored Ape Yacht Club and proof of ownership stored on the Ethereum blockchain.

**Details**

| Series Bored Ape Yacht Club 7359 | |
|---|---|
| **Creator** | Yuga Labs |
| **NFT** | Bored Ape Yacht Club |
| **Number** | 7359 |
| **Property** | Space Suit (Clothes) |
| **Property Rarity** | 1% Have This Trait |
| **Property** | Police Motorcycle Helmet (Hat) |
| **Property Rarity** | 1% Have This Trait |
| **Property** | Red (Fur) |
| **Property Rarity** | 5% Have This Trait |
| **Property** | Sleepy (Eyes) |
| **Property Rarity** | 8% Have This Trait |
| **Property** | Aquamarine (Background) |
| **Property Rarity** | 13% Have This Trait |
| **Property** | Bored (Mouth) |
| **Property Rarity** | 23% Have This Trait |
| **Proof of Ownership** | Ethereum Blockchain |

**Depreciation**

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Bored Ape Yacht Club 7359 going forward.

#BAYC7359 | $190K

# COMPARABLE ASSET VALUE



ASSET VALUE

**+1325.9%**

TRANSACTIONS

**24**

*"Bored Ape Yacht Club NFTs have become one of the most popular digital collectibles, on par with Cryptopunks"*

**BARRON'S**

August 2021

#BAYC7359

# BORED APE #7359 (NFT)

Since its launch in April 2021, Bored Ape Yacht Club (BAYC) has emerged as one of the most popular and well-known NFTs. The 10,000 Apes — each one uniquely generated from over 170 possible traits — are now mainstays in the top ten of OpenSea's NFT collection rankings. #BAYC7359 is Bored Ape #7359, featuring six properties: Space Suit, Police Motorcycle Helmet, Red Fur, Sleepy Eyes, Aquamarine Background, and Bored Mouth. The Space Suit and Police Motorcycle Helmet are #BAYC7359's rarest properties, with each appearing in just 1% of Apes.



**#BAYC7359** | *Visuals*

The project made headlines this summer after celebrities like Steph Curry ‘Aped in’ and showed off their BAYC on social media.

**LAUNCH GALLERY ›**

^

## #BAYC7359 | *Timeline*

| | |
|---|---|
| *Jan. 2018* | The New York Times asks "Will Cryptocurrencies Be the Art Market's Next Big Thing?" |
| *Sep. 2019* | PBS publishes a story titled: "How blockchain technology could revolutionize the art market." |
| *Mar. 2021* | Bloomberg cites a report from NonFungible.com claiming the overall NFT market was worth $250 million in 2020, a 299% increase from 2019." |
| *Mar. 2021* | NFTs arrive in popular culture with a splash as the artist Beeple sells "Everydays — The first 5000 Days" for $69 million at Christie's Auction House, the third-highest auction price ever achieved by a living artist. |

*Apr. 2021* — The BAYC project is launched with Apes selling for around $200. After about one day, all 10,000 Apes sell out.

*May. 2021* — #BAYC7359 is minted.

*Aug. 2021* — #BAYC7359 sells for 14 ETH.

*Sep. 2021* — #BAYC7359 sells for 58.88 ETH.

*Sep. 2021* — Rally enters into an agreement to acquire #BAYC7359 and offer it on the Rally platform.